Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

The undersigned, Salman H. Khan, hereby certifies, pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Quarterly Report on Form 10-Q (the “Report”) of Verb Technology Company, Inc. for the quarterly period ended September 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Verb Technology Company, Inc. as of the dates and for the periods presented.

November 14, 2022	/s/ Salman H. Khan
Salman H. Khan
Chief Financial Officer (Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Exchange Act, and is not to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, irrespective of any general incorporation language contained in any such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.